proxy Sel
Stockholders of Seligman Select Municipal Fund voted on the following proposals at the Annual Meeting of Stockholders held on July 8,2008. The description of each proposal and number of shares voted are as follows:

Proposal 1
To elect four Directors to hold office until the 2011 Annual Meeting of Stockholders.
                     In Favor of Election            Withhold Authority to Vote
------------------------------------ ------------------------------- ----------
Maureen Fonseca           11,186,592                           866,795
------- ------------------------------- ---------------------------------------
Betsy S. Michel                  743                                  2
------- ------------------------------- ---------------------------------------
James N. Whitson                 743                                  2
------- ------------------------------- ---------------------------------------
Brian T. Zino             11,212,162                           841,226
------- ------------------------------- ---------------------------------------

Proposal 2
To consider a proposal to ratify the selection of Deloitte & Touche LLP as auditors of the Corporation.
          For Ratification     Against Ratification            Abstain
-------------------------------------------------------------------------------
             11,360,610          593,839                        98,939
-------------------------------------------------------------------------------
A Special Meeting of Stockholders of Seligman Select Municipal Fund, Inc. was held on December 18, 2008. Stockholders voted in favor of two proposals at the meeting. The description of each proposal and number of shares voted are as follows:

Proposal 1
To consider and vote upon the proposed Investment Management Services Agreement with RiverSource Investments, LLC:

          For                     Against                 Abstain
------------------------- ------------------------ -----------------------
       8,050,721                  404,398                 178,814
------------------------- ------------------------ -----------------------
Proposal 2
To elect ten directors to the Board:

to hold office until the 2009 Annual Meeting of Stockholders:

                                            For             Withheld
------------------------------------ ------------------ ------------------
Kathleen Blatz                          11,767,675           433,407
------------------------------------ ------------------ ------------------
Pamela G. Carlton                       11,769,650           431,432
------------------------------------ ------------------ ------------------
Alison Taunton-Rigby                    11,764,471           436,611
------------------------------------ ------------------ ------------------
William F. Truscott                     11,759,075           442,007
------------------------------------ ------------------ ------------------

to hold office until the 2010 Annual Meeting of Stockholders:

------------------------------------ ------------------ ------------------
Arne H. Carlson                         11,766,269           434,813
------------------------------------ ------------------ ------------------
Anne P. Jones                           11,752,769           448,313
------------------------------------ ------------------ ------------------

to hold office until the 2011 Annual Meeting of Stockholders:

------------------------------------ ------------------ ------------------
Patricia M. Flynn                       11,766,615           434,467
------------------------------------ ------------------ ------------------
Jeffrey Laikind                         11,750,965           450,117
------------------------------------ ------------------ ------------------
Stephen R. Lewis, Jr.*                      744                 0
------------------------------------ ------------------ ------------------
Catherine James Paglia*                     744                 0
------------------------------------ ------------------ ------------------

The Special Meeting of Stockholders was reconvened on February 5, 2009, at which Stockholders voted in favor of the following proposal:

Proposal 3
To consider and vote upon a proposal to approve the Agreement and Plan of Merger and Liquidation, the merger and the other transactions contemplated by the Plan:

          For                     Against                 Abstain
------------------------- ------------------------ -----------------------
       8,857,886                  338,848                 162,704
------------------------- ------------------------ -----------------------

*All nominees other than Mr. Lewis and Ms. Paglia were elected by the holders of the Corporation's common stock and Preferred Stock, voting together as a single class. Mr. Lewis and Ms. Paglia were nominated for election by the holders of Preferred Stock, voting as a separate class. Mr. Lewis and Ms. Paglia are each designated as a Preferred Director. Each other Director is designated as a Common and Preferred Director.